Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) by Fastclick, Inc. (the “Registrant”) each of the undersigned hereby certifies that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant as of and for the periods presented in the Report.

Dated: August 12, 2005	By:	/s/ Kurt A. Johnson
Kurt A. Johnson
Chief Executive Officer

Dated: August 12, 2005	By:	/s/ Fred J. Krupica
Fred J. Krupica
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be furnished to the Securities and Exchange Commission or its staff upon request.